Exhibit 15.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-248564, Form F-3MEF No. 333-255263 and Form S-8 No.333-241709) pertaining to 2020 Omnibus Incentive Plan of Maxeon Solar Technologies, Ltd., of our report dated May 11, 2020 (except Note 15, as to which the date is April 6, 2021), with respect to the combined financial statements of Maxeon Solar Technologies, Pte. Ltd., included in this Annual Report (Form 20-F) for the year ended January 2, 2022.

/s/ Ernst & Young LLP
San Jose, California
March 24, 2022